UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: July 31, 2018

(Date of earliest event reported)

Uniprop Manufactured Housing Communities Income Fund II

(Exact name of registrant as specified in its charter)

Michigan	000-16701	38-2702802
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

280 Daines Street, Suite 300, Birmingham, MI		48009
(Address of principal executive offices)		(Zip Code)

248-645-9220
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	MATERIAL DEFINITIVE AGREEMENT

Uniprop Manufactured Housing Communities Income Fund II (”Fund”) currently owns one manufactured housing community located in Nevada.

On April 27, 2018, the Fund entered into a Contract for the Purchase and Sale of all the Real and Personal Property of West Valley, located in Las Vegas, NV, with a Buyer (“Buyer”).

On July 31, 2018, the Fund and Buyer executed an Amendment to the Purchase and Sale Agreement which allowed for the release of the $2 million earnest money deposit held in escrow with the Title Company to the seller. In addition, the closing date shall be amended to August 15, 2018, with the Buyer remitting an extension fee of $100,000 which will not be applied nor credited to the Purchase Price. Lastly, if the Buyer cannot meet the terms of the August 15, 2018 extension and wishes to extend the closing date to August 22, 2018, the Buyer must remit an additional $100,000 extension fee which will not be applied nor credited to the Purchase Price.

The Amendment to the Contract was unanimously approved by the Board of Directors.

While the Fund’s management believes that the Buyer is financially capable of completing the proposed transaction and intends to consummate the purchase, there can be no assurance that the closing will occur.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIPROP MANUFACTURED HOUSING COMMUNITIES INCOME FUND II
(Registrant)

Dated: July 31, 2018

By:	Genesis Associates Limited Partnership,
General Partner

By:	Uniprop Inc.,
its Managing General Partner

By:	/s/ Susann E. Kehrig
Susann E. Kehrig, Principal Financial Officer